                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

     ----------------------------------------------------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 8, 2002


                           ENCORE MEDICAL CORPORATION
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


               000-26538                              65-0572565
        (Commission File Number)           (IRS Employer Identification No.)


      9800 Metric Blvd., Austin, Texas                  78758
 (Address of principal executive offices)             (Zip Code)


                                 (512) 832-9500
               Registrant's telephone number, including area code

                                 Not Applicable
          (Former name or former address, if changed since last report)

      ---------------------------------------------------------------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        On February 8, 2002, Encore Medical Corporation, a Delaware corporation (the "Company"), acquired 56,269 shares of Class A Common Stock and 2,296,307 shares of Class B Common Stock of Chattanooga Group, Inc., a Delaware corporation ("Chattanooga"), such shares constituting all of the issued and outstanding shares of capital stock of Chattanooga (the "Acquisition"), pursuant to a Stock Purchase Agreement dated as of November 28, 2001, as amended by letter agreement dated December 26, 2001 (the "Stock Purchase Agreement"), by and between the Company, as purchaser, and Richard T. Niner and Robert W. Cruickshank, as trustees of and on behalf of the Robert McNeil, Jr. 1983 Trust, Chatt Investment L.P., a Delaware limited partnership, Paul D. Chapman, Scott A. Klosterman, David C. Linville, Charles M. Thomas and certain other shareholders of Chattanooga (collectively, the "Sellers"). The Stock Purchase Agreement is set forth in Exhibit 2.1 to this Form 8-K and is incorporated herein in its entirety by reference in response to this Item. The descriptions of the terms and provisions of the Stock Purchase Agreement and all other documents described herein are summaries only, and are qualified in their entirety by reference to such document

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS

(a)    Pro forma financial information. The following unaudited pro forma
       -------------------------------
financial information required pursuant to Article 11 of Regulation S-X previously omitted from the Company's 8-K filed on February 25, 2002 is filed with this amendment:

        INDEX TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
        Unaudited Pro Forma Condensed Combined Balance Sheet                                                  4
        Unaudited Pro Forma Condensed Combined Statement of Operations                                        5
        Notes to Condensed Combined Pro Forma Financial Statements                                            6

(b)    Financial statements of business acquired - Chattanooga Group, Inc.
       -----------------------------------------
       financial statements (i) for the years ended June 30, 2001, 2000 and
       1999 and Report of Independent Accountants thereon and (ii) for the six months ended December 31, 2001 and 2000 are attached as Exhibit 99.1

        INDEX TO FINANCIAL STATEMENTS OF CHATTANOOGA GROUP, INC.
        Report of Independent Public Accountants                                                              9
        Consolidated Balance Sheets at June 30, 2001 and 2000                                                 10
        Consolidated Statements of Operations for the Years Ended June 30, 2001, 2000 and 1999                11
        Consolidated Statements of Stockholders' Equity for the Years Ended June 30, 2001, 2000 and 1999      11
        Consolidated Statements of Cash Flows for the Years Ended June 30, 2001, 2000 and 1999                12
        Notes to Consolidated Financial Statements                                                            13

        Unaudited Condensed Consolidated Balance Sheet at December 31, 2001                                   21
        Unaudited Condensed Consolidated Statements of Operations for the Six Months Ended December 31,
             2001 and 2000                                                                                    22
        Unaudited Condensed Consolidated Statements of Cash Flows for the Six Months Ended December 31,
             2001 and 2000                                                                                    22
        Notes to Unaudited Condensed Financial Statements                                                     23

(c)    Exhibits

The following exhibits are filed as part of this report:

2.1 Stock Purchase Agreement dated as of November 28, 2001 by and among Encore Medical Corporation, Richard T. Niner and Robert Cruickshank as Trustees of and on behalf of the

     Robert McNeil, Jr. 1983 Trust, Chatt Investment L.P., Paul D. Chapman, Scott A. Klosterman, David C. Linville, Charles M. Thomas and certain other shareholders thereto is incorporated by reference to Exhibit (c)(1) to the Registrant's Form 8-K filed with the Commission on February 25, 2002.

99.1 Financial Statements of Chattanooga Group, Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2002             ENCORE MEDICAL CORPORATION



                                 By   /s/ Harry L. Zimmerman
                                   --------------------------------------
                                      Harry L. Zimmerman
                                      Executive Vice President - General Counsel


                              FINANCIAL STATEMENTS

UNAUDITED PRO FORMA FINANCIAL DATA

The following presents summary unaudited combined pro forma financial data of Encore Medical Corporation (the "Company"), and Chattanooga Group, Inc. ("Chattanooga"). The combined pro forma statement of operations was prepared as if the acquisition of Chattanooga by the Company (the "Acquisition"), occurred on January 1, 2001.

The historical data of the Company for the fiscal year ended December 31, 2001 have been derived from the Company's audited consolidated financial statements. The historical data of Chattanooga for the fiscal year ended December 31, 2001 have been derived from Chattanooga's audited consolidated financial statements for the years ended June 30, 2001, as well as Chattanooga's unaudited consolidated financial statements for the six-month period ended December 31, 2001. The unaudited combined pro forma balance sheet and statement of operations are based on assumptions and includes adjustments as explained in the notes thereto.

The summary unaudited combined pro forma financial data does not necessarily reflect the results of operations of the Company and Chattanooga that actually would have resulted had the Acquisition been consummated as of the date referred to above. Accordingly, such data should not be viewed as fully representative of the past performance of the Company or Chattanooga or indicative of future results.

The summary unaudited combined pro forma financial data should be read together with the Financial Statements and Notes of the Company and Chattanooga included elsewhere and herein.

                           ENCORE MEDICAL CORPORATION
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                December 31, 2001
                        (In Thousands, Except Share Data)

                                                            Encore
                                                            Medical    Chattanooga
                                                          Corporation  Group, Inc.            Adjustments            Total
                                                          -----------  -----------   ----------------------------   --------
                    ASSETS

Cash and cash equivalents                                  $  5,401     $    556      ($3,198)(a),(d),(e),(f),(g)   $  2,759
Accounts receivable, net                                      5,828        7,587            -                         13,415
Inventories, net                                             22,911        7,984            -                         30,895
Deferred tax assets                                           2,461          301            -                          2,762
Prepaid expense and other current assets                      1,327          874          201     (a),(e),(f)          2,402
                                                           --------     --------     --------                       --------
 Total Current Assets                                        37,928       17,302       (2,997)                        52,233

Property, plant and equipment, net                            7,233        4,621            -                         11,854
Intangible assets, net                                        6,044          349       22,639         (c)             29,032
Other noncurrent assets                                         457           54        1,300         (i)              1,811
                                                           --------     --------     --------                       --------
                                                           $ 51,662     $ 22,326     $ 20,942                       $ 94,930
                                                           ========     ========     ========                       ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                                           $  2,737     $  2,278     $      0                       $  5,015
Accrued liabilities                                           3,355        3,515            -                          6,870
Current portion of long-term debt                             9,975        1,515       (8,087)      (d),(g)            3,403
                                                           --------     --------     --------                       --------
 Total Current Liabilities                                   16,067        7,308       (8,087)                        15,288

Capital lease payable                                           127           34            -                            161
Notes payable                                                 2,724        4,369       31,166  (d),(e),(f),(h)        38,259
Other long term liabilities                                     567          329         (178)        (d)                718
                                                           --------     --------     --------                       --------
 Total Liabilities                                           19,485       12,040       22,901                         54,426

Series A Preferred Stock                                     12,840            -            -                         12,840
Common stock                                                     11          618         (618)        (b)                 11
Additional paid-in capital                                   22,052        5,943        2,384  (a),(b),(h),(i)        30,379
Deferred compensation                                           (56)           -            -                            (56)
Notes receivable for sale of common stock                    (1,187)           -            -                         (1,187)
Retained earnings                                               560        5,431       (5,431)        (b)                560
Other comprehensive income (loss)                                 -         (178)         178         (b)                  -
Less  treasury stock                                         (2,043)      (1,528)       1,528         (b)             (2,043)
                                                           --------     --------     --------                       --------
 Total Stockholders' Equity                                  32,177       10,286       (1,959)                        40,504

                                                           --------     --------     --------                       --------
 Total Liabilities and Stockholders' Equity                $ 51,662     $ 22,326     $ 20,942                       $ 94,930
                                                           ========     ========     ========                       ========

                           ENCORE MEDICAL CORPORATION
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 2001
                                 (In Thousands)

                                          Encore
                                          Medical         Chattanooga
                                        Corporation       Group, Inc.             Adjustments             Total
                                        -----------      --------------        --------------         --------------

 Sales                                    $42,721           $49,382              $     0                 $92,103
 Cost of sales                             17,852            29,811                    -                  47,663
                                        -----------      --------------        --------------         --------------
  Gross margin                             24,869            19,571                    -                  44,440

Operating expenses:
  Research and development                  1,732             1,371                    -                   3,103
  Selling, general & administrative        19,865            11,365                    -                  31,230
  Other charges                             1,623                 -                    -                   1,623
                                        -----------      --------------        --------------         --------------
  Total Operating Expenses                 23,220            12,736                    -                  35,956
                                        -----------      --------------        --------------         --------------


  Operating Income                          1,649             6,835                                        8,484

 Interest income                              186                 -                    -                     186
 Interest expense                          (1,299)             (671)              (5,266)    (k) - (o)    (7,236)
 Other, net                                   229              (744)                (463)          (j)      (978)
                                        -----------      --------------        --------------         --------------
 Income before taxes                          765             5,420               (5,729)                    456
 Provision for income taxes                   217               963               (1,011)          (p)       169
                                        -----------      --------------        --------------         --------------

  Net income                                  548             4,457               (4,718)                    287

 Beneficial conversion feature             (3,706)                -                    -                  (3,706)

                                                                                                                -
                                        -----------      --------------        --------------         --------------
 Net income (loss) available to
    common stockholders                   ($3,158)          $ 4,457              ($4,718)                ($3,419)
                                        ===========      ==============        ==============         ==============

 Earnings (Loss) Per Share:

    Basic                                  ($0.34)                                                        ($0.36)
    Diluted                                ($0.34)                                                        ($0.36)

 Shares used:

    Basic                                   9,355                                                          9,355
    Diluted                                 9,355                                                          9,355

            NOTES TO CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENT
                      (In thousands, except per share data)

1.       BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed combined balance sheet of Encore Medical Corporation ("EMC" or the "Company") as of December 31, 2001 reflects the acquisition of Chattanooga Group, Inc. and Subsidiaries ("Chattanooga") as if it has occurred on that date.

The accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2001 reflects the acquisition of Chattanooga as if it had occurred on January 1, 2001.

The unaudited pro forma financial information gives effect to the acquisition using the purchase method of accounting. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma financial information and are based upon preliminary available information and upon certain assumptions made by management. Accordingly, the pro forma adjustments reflected in the unaudited pro forma financial information are preliminary and subject to revision. Such revision could be material.

On February 8, 2002, EMC acquired all of the issued and outstanding shares of capital stock of Chattanooga pursuant to a Stock Purchase Agreement for a cash purchase price of $31,500. This price is subject to adjustment, if any, based on the change in the net worth of Chattanooga between October 1, 2001 and February 8, 2002. In order to finance this acquisition, EMC entered into a Credit Agreement (the "Credit Agreement") with Bank of America, N.A. for maximum borrowings up to $30,000, subject to limitations based upon the Company's Borrowing Base, as defined, and a Note and Equity Purchase Agreement (the "Note Agreement") with CapitalSource Finance LLC ("CSF") for $24,000.

Pursuant to the terms of the Note Agreement, the Company issued a warrant to CapitalSource Holdings LLC ("CSH"), pursuant to which CSH has the right to acquire for a period of five years up to an aggregate of 2,198,614 shares of the Company's Common Stock (the "Warrants"). Further, under the terms of the Note Agreement, if the Company fails to generate certain amounts of earnings before interest, taxes, deprecation and amortization, the Company would have the right, commencing on March 31, 2003 and ending on August 15, 2003, to prepay without penalty up to $6,000 of the aggregate principal under the Note Agreement. If the Company exercises this right, then a pro-rata portion of the Warrants (the "Conveyed Warrants") will be conveyed by CSH to the Galen Entities. In the event the Company has the right to prepay but does not choose to exercise this right, then the Galen Entities will purchase the amount of Notes that the Company has the right to prepay. In the event the Galen Entities purchase any Notes from CSF, then upon such purchase, (a) those Notes will automatically convert into additional shares of Series A Preferred Stock and (b) a pro-rata portion of the Warrants will also be conveyed by CSH to the Galen Entities.

The Galen Entities and CSF have entered into an agreement (the "CSF/Galen Agreement") to evidence certain of the foregoing obligations. As an inducement for the Galen Entities to enter into the CSF/Galen Agreement, the Company granted the Galen Entities options dated as of February 8, 2002 (the "Galen Options") to acquire up to the number of shares of Common Stock which have a value equal to $6,000,000, at an exercise price equal to the greater of $3.50 per share or one-half of the trailing ten-day average closing price of the Common Stock on the date of exercise. If the Galen Entities choose to exercise the Galen Options, then any Conveyed Warrants will automatically be terminated. Conversely, if the Galen Entities choose to exercise any Conveyed Warrants, then the Galen Options will automatically be terminated. The Galen Options will otherwise automatically terminate on the earlier of (i) the 30th day following the date the Galen Entities are no longer obligated to purchase any Notes under the CSF/Galen Agreement, (ii) the date the Galen Entities acquire any senior subordinated notes or (iii) August 15, 2003.

The total purchase price paid for Chattanooga approximating $32,924, including cash payments of $31,500, and issuance costs of approximately $1,424, was preliminary allocated as follows based upon the fair value of the assets acquired and liabilities assumed (dollars in thousands):

                   Current assets                         $ 17,302
                   Tangible and other noncurrent assets      5,023
                   Liabilities assumed                    (12,040)
                   Intangible assets                        13,641
                   Goodwill                                  8,998
                                                         ----------
                                                          $ 32,924

                                                         ==========

The tangible assets are being depreciated over their useful lives of three to twenty-five years. The acquired intangible assets consist of the following, and are being amortized over their estimated economic life, where applicable:

                       Asset class   Fair value     Wtd. Avg. Useful life
         ---------------------------------------    ---------------------
         Patents                       $ 1,699            11 years
         Trademarks/ Trade names         6,426           Indefinite
         Distributor network             5,277            20 years
         Goodwill                        9,237           Indefinite
                                    ------------
                                       $22,639

                                    ============

2.  PRO FORMA ADJUSTMENTS

The pro forma adjustments to the unaudited pro forma condensed combined financial statements as of and for the year ended December 31, 2001 are as follows:

Pro Forma Balance Sheet
-----------------------

(a) Adjustment to record the original purchase price of $31,500 and approximately $1,424 of acquisition costs, comprised of cash payments of approximately $221, reversal of prepaid acquisition costs of approximately $772, and the issuance of approximately $431 of Company common stock.

(b) Adjustment to eliminate the Chattanooga equity accounts in purchase accounting.

(c) Adjustment to record goodwill and other intangible assets of approximately $22,639.

(d) Adjustment to record pay down of Chattanooga debt totaling $5,979 including $1,515 of current portion of long-term debt, $4,286 of notes payable and $178 of other long-term liabilities. Actual payoff of Chattanooga debt on February 8, 2002 was approximately $5,000.

(e) Adjustment of $18,048 to record proceeds from Bank of America financing and debt issuance costs of $300.

(f) Adjustment of $24,000 to record proceeds from CSF financing, and debt issuance costs of $673.

(g) Adjustment of $6,572 to record the pay down of EMC's existing line of credit with proceeds from the Bank of America Credit Agreement.

(h) Adjustment to record the issuance of the Warrants at an estimated fair value of $6,596.

(i) Adjustment to record the issuance of the Galen Options at an estimated fair value of $1,300.

Pro Forma Statement of Operations
---------------------------------

(j) Adjustment of $463 to record one year of amortization of acquired intangible assets.

(k) Adjustment of $1,319 to record one year of amortization of the Warrants.

(l) Adjustment of $260 to record one year of amortization of Galen Options.

(m) Adjustment of $4,625 to record one year of interest expense on the outstanding Bank of America and CSF debt.

(n) Adjustment of $478 to record reduction of interest expense for pay down of Chattanooga debt.

(o) Adjustment of $460 to record reduction of interest expense for pay down of EMC line of credit.

(p) Adjustment to reflect a combined effective tax rate of approximately 37%.

Chattanooga Group, Inc. and Subsidiaries

Consolidated Financial Statements as of
June 30, 2001, 2000 and 1999
Together With Auditors' Report

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Chattanooga Group, Inc.:


We have audited the accompanying consolidated balance sheets of CHATTANOOGA GROUP, INC. (a Delaware corporation) and subsidiaries as of June 30, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended June 30, 2001. These financial statements are the responsibility of Chattanooga's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chattanooga Group, Inc. and subsidiaries as of June 30, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 2001 in conformity with accounting principles generally accepted in the United States.

ARTHUR ANDERSEN LLP

Chattanooga, Tennessee

September 12, 2001
(Except for matters discussed
 in Note 15, as to which the
 date is February 8, 2002)

                    CHATTANOOGA GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             JUNE 30, 2001 AND 2000
                        (In Thousands, Except Share Data)

                               ASSETS                                             2001       2000
------------------------------------------------------------------------        --------    -------
CURRENT ASSETS:
    Cash                                                                        $    402    $   564
    Accounts receivable, less allowance for doubtful accounts of
       $432 and $567 in 2001 and 2000, respectively                                6,285      5,791
    Inventories                                                                    7,594      7,163
    Prepaid expenses and other                                                       493        463
    Deferred income taxes                                                             51        145
                                                                                --------    -------
                 Total current assets                                             14,825     14,126
                                                                                --------    -------

PROPERTY, PLANT AND EQUIPMENT, at cost:
    Land and land improvements                                                     1,010      1,010
    Buildings                                                                      4,399      4,399
    Machinery and equipment                                                        4,966      5,453
    Furniture and fixtures                                                         2,385      1,942
                                                                                --------    -------
                                                                                  12,760     12,804
    Less accumulated depreciation and amortization                                (7,807)    (7,291)
                                                                                --------    -------
                                                                                   4,953      5,513
                                                                                --------    -------

OTHER ASSETS:
    Intangibles, net of accumulated amortization of $1,094 and $1,010 in
       2001 and 2000, respectively                                                   368        277
    Other                                                                             65         11
                                                                                --------    -------
                                                                                     433        288
                                                                                --------    -------
                 Total assets                                                   $ 20,211    $19,927
                                                                                ========    =======


                LIABILITIES AND STOCKHOLDERS' EQUITY                              2001       2000
------------------------------------------------------------------------        --------    -------
CURRENT LIABILITIES:
    Current maturities of long-term obligations
                                                                                $    485    $   524
    Current maturities of capital lease obligations                                   65        117
    Bank overdraft                                                                    90        321
    Advances under line of credit                                                      0      2,111
    Trade accounts payable                                                         3,011      2,586
    Other accrued liabilities                                                      3,814      2,960
                                                                                --------    -------
                 Total current liabilities                                         7,465      8,619
                                                                                --------    -------
LONG-TERM OBLIGATIONS, less current maturities                                     4,946      5,413
                                                                                --------    -------
CAPITAL LEASE OBLIGATIONS, less current maturities                                    69        134
                                                                                --------    -------
DEFERRED INCOME TAXES                                                                 51        145
                                                                                --------    -------
COMMITMENTS AND CONTINGENCIES (Notes 14 and 15)
STOCKHOLDERS' EQUITY:
    Common stock of $.25 par value:
       Class A voting stock, 100,000 authorized; 75,395 issued and
           outstanding                                                                19         19
       Class B nonvoting stock, 3,900,000 authorized; 2,396,701 issued
           and outstanding                                                           599        599
    Contributed capital                                                            5,943      5,943
    Retained earnings (deficit)                                                    2,767       (942)
    Treasury stock, at cost (19,126 shares of Class A in 2001 and
       364,234 and 840 shares of Class B in 2001 and 2000,
       respectively)                                                              (1,528)        (3)
    Cumulative other comprehensive income (loss)                                    (120)         0
                                                                                --------    -------
          Total stockholders' equity                                               7,680      5,616
                                                                                --------    -------
                 Total liabilities and stockholders' equity                     $ 20,211    $19,927
                                                                                ========    =======

 The accompanying notes are an integral part of these consolidated statements.

                    CHATTANOOGA GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE YEARS ENDED JUNE 30, 2001, 2000 AND 1999
                                 (In Thousands)

                                                                     2001              2000              1999
                                                                   --------          --------          --------
NET SALES                                                          $ 46,411          $ 39,798          $ 36,890

COST OF SALES                                                        29,374            27,279            25,693
                                                                   --------          --------          --------
           Gross profit                                              17,037            12,519            11,197

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                         12,163            10,808            10,665
                                                                   --------          --------          --------
INCOME FROM OPERATIONS                                                4,874             1,711               532
                                                                   --------          --------          --------
OTHER EXPENSE:

    Interest expense, net                                               793               938               939
    Other, net                                                          206               114                71
                                                                   --------          --------          --------
           Income (loss) before income tax expense                    3,875               659              (478)

INCOME TAX EXPENSE                                                      166               155                78
                                                                   --------          --------          --------
NET INCOME (LOSS)                                                  $  3,709          $    504          $   (556)
                                                                   ========          ========          ========


 The accompanying notes are an integral part of these consolidated statements.

                    CHATTANOOGA GROUP, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                FOR THE YEARS ENDED JUNE 30, 2001, 2000 AND 1999
                        (In Thousands, Except Share Data)

                                                                                                        Cumulative
                                              Class A      Class B                                         Other
                                               Voting     Nonvoting                 Retained            Comprehensive
                                              Common       Common    Contributed    Earnings  Treasury     Income
                                               Stock        Stock      Capital     (Deficit)   Stock       (Loss)        Total
                                              -------     ---------  -----------   ---------  --------  -------------   -------
BALANCE, June 30, 1998                        $    19     $   499    $  5,043      $  (890)   $    (3)  $     (5)       $ 4,663

  Net loss                                          0           0           0         (556)         0          0           (556)
  Currency translation adjustment                   0           0           0            0          0          5              5
                                              -------     -------    --------      -------    -------   --------        -------
BALANCE, June 30, 1999                             19         499       5,043       (1,446)        (3)         0          4,112

  Net income                                        0           0           0          504          0          0            504
  Issuance of 400,000 common shares                 0         100         900            0          0          0          1,000
                                              -------     -------    --------      -------    -------   --------        -------
BALANCE, June 30, 2000                             19         599       5,943         (942)        (3)         0          5,616

  Net income                                        0           0           0        3,709          0          0          3,709
  Currency translation adjustment                   0           0           0            0          0         (3)            (3)
  Purchase of 382,520 treasury shares               0           0           0            0     (1,525)         0         (1,525)
  Change in fair value of interest rate swap        0           0           0            0          0       (117)          (117)
                                              -------     -------    --------      -------    -------   --------        -------
BALANCE, June 30, 2001                        $    19     $   599    $  5,943      $ 2,767    $(1,528)  $   (120)       $ 7,680
                                              =======     =======    ========      =======    =======   ========        =======

  The accompanying notes are an integral part of these consolidated statements.

                    CHATTANOOGA GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED JUNE 30, 2001, 2000 AND 1999
                                 (IN THOUSANDS)

                                                                                      2001         2000        1999
                                                                                  ----------   ----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                                               $ 3,709     $    504     $  (556)
    Adjustments to reconcile net income (loss) to net cash provided by operating activities:
          Depreciation and amortization                                               1,296        1,360       1,453
          Foreign exchange (gain) loss                                                   15            0          (4)
          Loss on sale of equipment                                                       0            0          44
          Changes in operating assets and liabilities:
              Accounts receivables, net                                                (494)        (487)       (250)
              Inventories                                                              (231)       1,062          30
              Prepaid expenses and other                                                (30)        (319)        283
              Trade accounts payable                                                    425         (199)        322
              Other accrued liabilities                                                 737          503        (194)
              Other, net                                                                (54)          25           0
                                                                                  ----------   ----------   ---------
                 Net cash provided by operating activities                            5,373        2,449       1,128
                                                                                  ----------   ----------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:

    Purchases of property, plant and equipment                                         (627)        (528)     (1,305)
    Proceeds from sale of property, plant and equipment                                   0           26          21
    Cash paid for acquisition                                                          (400)           0           0
                                                                                  ----------   ----------   ---------
                 Net cash used in investing activities                               (1,027)        (502)     (1,284)
                                                                                  ----------   ----------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:

    Repayments of long-term obligations                                                (641)      (3,782)     (1,136)
    Net repayments (advances) under line of credit                                   (2,111)      (2,934)        292
    Borrowings under long-term obligations                                               18        4,229         650
    Proceeds from issuance of common stock                                                0        1,000           0
    Purchase of treasury stock                                                       (1,525)           0           0
    Debt issuance costs                                                                   0         (186)          0
    Increase (decrease) in bank overdraft                                              (231)          66         (11)
                                                                                  ----------   ----------   ---------
                 Net cash used in financing activities                               (4,490)      (1,607)       (205)
                                                                                  ----------   ----------   ---------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                                                 (18)           0           9
                                                                                  ----------   ----------   ---------
NET INCREASE (DECREASE) IN CASH                                                        (162)         340        (352)

CASH, beginning of year                                                                 564          224         576
                                                                                  ----------   ----------   ---------
CASH, end of year                                                                   $   402     $    564     $   224
                                                                                  ==========   ==========   =========

SUPPLEMENTAL DISCLOSURE OF SIGNIFICANT
    NONCASH INVESTING AND FINANCING ACTIVITIES:
       New equipment under capital lease financing                                  $     0     $    175     $     0
                                                                                  ==========   ==========   =========

                 The accompanying notes are an integral part of
                         these consolidated statements.

                    CHATTANOOGA GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          JUNE 30, 2001, 2000 AND 1999

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Chattanooga Group, Inc. and its wholly-owned subsidiaries (collectively referred to as "Chattanooga") including Chattanooga Europe b.v.b.a., Chattanooga Pacific Pty. Ltd. and Chattanooga International, Inc., an Interest Charge Domestic International Sales Corporation as defined by Internal Revenue Code Section 995. All significant intercompany balances and transactions have been eliminated.

In fiscal year 2000, the Board of Directors approved a restructuring plan, whereby Chattanooga dissolved Chattanooga International, Inc. The restructuring was complete as of June 30, 2001.

In fiscal year 1999, the Board of Directors approved a restructuring plan, whereby Chattanooga would close its Chattanooga Pacific Pty. Ltd. operations. Chattanooga recorded a one-time charge of $438 in 1999 related to the restructuring, which is included in selling, general and administrative expenses in the consolidated statement of operations. The restructuring was complete as of June 30, 2001.

Nature of Operations

Chattanooga manufactures and sells physical therapy, chiropractic and home care products to many fields of physical medicine including physical therapy and chiropractic clinics, hospitals, athletic training facilities and home healthcare providers. Chattanooga sells mainly through dealers, and services a world-wide market that includes virtually all major countries in the world.

A substantial part of Chattanooga's net revenues are derived from sales of products to health service professionals and organizations reimbursed by commercial insurers, health maintenance organizations and other third-party payors, including reimbursement pursuant to the Medicare and Medicaid programs.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency Translation

Assets and liabilities of Chattanooga Europe b.v.b.a. and Chattanooga Pacific are translated to United States dollars at year-end exchange rates. Income and expense items are translated at average rates of exchange prevailing during the year. Translation adjustments are accumulated as a separate component of stockholders' equity. Gains and losses which result from foreign currency transactions are included in the accompanying consolidated statements of operations.

Bank Overdraft

Bank overdraft includes checks outstanding in excess of certain cash balances.

Inventories

Inventories are stated at the lower of cost or market using the first-in, first-out method. Inventory costs are comprised of material, direct labor and manufacturing overhead.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. When retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income. Depreciation for financial reporting purposes is provided for using the straight-line method over lives ranging from three to twenty-five years. For fiscal 2001, 2000 and 1999, Chattanooga recognized approximately $1,212, $1,306 and $1,353, respectively, in depreciation expense.

Amortization of Intangibles

The costs of patents, trademarks and manufacturing and distribution rights are amortized on a straight-line basis over the estimated useful lives of the assets. At June 30, 2001, the estimated useful lives range from three to nine years. Chattanooga continually evaluates whether events and circumstances have occurred that may warrant revision of the remaining useful lives of intangibles or that would indicate the remaining balances may not be recoverable. For fiscal 2001, 2000 and 1999, Chattanooga recognized approximately $84, $54 and $100, respectively, in amortization expense.

Derivative Financial Instruments

Effective July 1, 2000, Chattanooga adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS No. 133). The impact of adopting SFAS 133 was not material.

Stock-Based Compensation

Chattanooga accounts for its stock-based compensation plan under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB No. 25). Chattanooga has adopted the disclosure option of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123).

Advertising Expenses

Chattanooga expenses production costs of advertising as incurred. Advertising expense for fiscal 2001, 2000 and 1999 was $419, $540 and $411, respectively.

Research and Development Costs

Research and development costs are expensed as incurred. Such costs were approximately $668, $540 and $1,070 in 2001, 2000 and 1999, respectively.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current period's presentation.

Revenue Recognition

Revenue is recognized when Chattanooga's products are shipped to its customers.

Shipping and Handling Costs

Chattanooga classifies shipping and handling costs billed to the customers as revenues and costs related to shipping and handling as cost of sales.

Recent Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires all business combinations initiated after June 30, 2001, to be accounted for using the purchase method. SFAS No. 142 eliminates the amortization of goodwill over its estimated useful life and requires an assessment of impairment by applying a fair-value-based test on at least an annual basis. The provisions of SFAS No. 142 are effective for fiscal years beginning after December 15, 2001. Chattanooga has elected to early adopt SFAS No. 142, resulting in an effective date and transition of July 1, 2001. Management does not believe SFAS No. 142 will have a material impact on its financial position or results of operations.

2.       INVENTORIES

Inventories as of June 30, 2001 and 2000 are as follows:

                                                        2001        2000
                                                       ------      ------
                          Raw materials                $3,282      $3,587
                          Work-in-progress              1,182       1,676
                          Finished goods                3,130       1,900
                                                       ------      ------
                                                       $7,594      $7,163
                                                       ======      ======

3.       DEBT AND OTHER LONG-TERM OBLIGATIONS

Long-term obligations as of June 30, 2001 and 2000 are as follows:

                                                                                          2001        2000
                                                                                         ------      ------

        Term note payable in monthly installm of $7 plus accrued interest beginnin Septembe 1999, $ 353 and balance due August 1 2004, at
            the bank's base rate plus .50%, (7.25% at June 30, 2001),                    $   268     $   353

        Termnote payable in monthly principal installments of $31 plus accrued interest beginning September 1999, and balance due August 1, 2004,

            at the bank's base rate plus .50% (7.25% at June 30, 2001)                     3,047       3,420
        Term note payable in monthly  principal  installments  of $2 plus accrued interest  beginning  June 2000,  and balance due May 1, 2003, at the
            bank's base rate plus .50% (7.25% at June 30, 2001)                               48          73
        Subordinated  notes to related party,  principal and accrued interest due
            July 1, 2005, at a fixed rate of 8.50%                                         1,950       1,950
        Other                                                                                118         141
                                                                                         -------     -------
                                                                                           5,431       5,937
        Less current maturities                                                             (485)       (524)
                                                                                         -------     -------
                                                                                         $ 4,946     $ 5,413
                                                                                         =======     =======

During fiscal 1998, Chattanooga entered into a capital lease obligation for certain computer equipment. In connection with the acquisition of additional computer equipment, Chattanooga extended a portion of this lease during fiscal 2000. At June 30, 2001, Chattanooga has $673 included in property, plant and equipment relating to this lease with current year depreciation expense of $99 and accumulated depreciation of $348. The capital lease obligation was $134 and $251 at June 30, 2001 and 2000, respectively, with current maturities of $65 in fiscal 2002.

Chattanooga maintains a revolving line of credit, which bears interest at .25% above the bank's base rate (7.00% at June 30, 2001) and expires December 31, 2002. The revolving line of credit permits borrowings of the lesser of $6,000, or the borrowing base, as defined in the agreement, subject to a $40 letter of credit. No amounts were outstanding under the revolving line of credit at June 30, 2001.

The future maturities of long-term obligations, including the capital lease obligation outstanding as of June 30, 2001, are as follows:

                                                 Long-Term Capital Lease
                                               Obligations   Obligation
                                               ----------- -------------

                            2002                  $   485           $65
                            2003                      481            69
                            2004                      455             0
                            2005                    1,942             0
                            2006                    1,950             0
                            Thereafter                118             0

The loan agreements for the line of credit and term notes contain certain restrictive covenants including, among other restrictions, required maintenance of minimum levels of tangible net worth and limitations on the payment of dividends or repurchase of common stock. The bank also requires Chattanooga to maintain a restricted cash balance of $250, which is included in cash on the consolidated balance sheet as of June 30, 2001.

Substantially all assets of Chattanooga are pledged as collateral on the above revolving line of credit and term notes.

In October 1996, Chattanooga entered into a term loan with the majority shareholder. Maximum borrowings under the term loan are $1,500. The term loan is due on July 1, 2005, subject to the terms of a subordination agreement with Chattanooga's senior lender. Interest is payable quarterly at a fixed rate of 8.5%. Borrowings outstanding were $1,300 at June 30, 2001 and 2000. Interest expense for the years ended June 30, 2001, 2000 and 1999 was $111, $117 and $111, respectively. Accrued interest at June 30, 2001 and 2000 is $492 and $380, respectively, and is included in other accrued liabilities on the consolidated balance sheet.

In December 1998, Chattanooga entered into a term loan with the majority shareholder. The term loan is due on July 1, 2005, subject to the terms of a subordination agreement with Chattanooga's senior lender. Interest is payable quarterly at a fixed rate of 8.5%. Borrowings outstanding were $650 at June 30, 2001 and 2000. Interest expense for the years ended June 30, 2001, 2000 and 1999 was $55, $55 and $28, respectively. Accrued interest at June 30, 2001 and 2000 is $138 and $83, respectively, and is included in other accrued liabilities on the consolidated balance sheet.

Subsequent to June 30, 2001, Chattanooga paid all cumulative accrued interest due on the notes to the majority shareholder.

Total interest paid during the years ended June 30, 2001, 2000 and 1999 was $663, $796 and $888, respectively.

4.       INCOME TAXES

The principal temporary differences which give rise to deferred tax assets and liabilities at June 30, 2001 and 2000 result from differences in financial and income tax reporting for allowance for doubtful accounts, property, plant and equipment, deferred revenue and certain accruals. The total of all deferred tax assets and deferred tax liabilities recognized at June 30, 2001 and 2000 consist of the following:

                                                       2001       2000
                                                      ------     ------

        Deferred tax assets                           $1,467     $2,980
        Less:  Valuation allowance                      (991)    (2,373)
                                                      ------     ------
                                                         476        607
        Deferred tax liabilities                        (476)      (607)
                                                      ------     ------
                         Net deferred tax asset       $    0     $    0
                                                      ======     ======

The difference between the income tax expense at the statutory income tax rate and the effective tax rate for the years ended June 30, 2001, 2000 and 1999 is due principally to the utilization of net operating losses to reduce income tax expense. A valuation allowance was recorded in 2001 and 2000 due to management's belief that it is more likely than not that all deferred tax assets will not be realized. During 2001, Chattanooga fully utilized its net operating loss carryforwards of approximately $3,936. Due to the 100% valuation allowance, the total provision for 2001, 2000 and 1999 represents the current provision.

Total income taxes paid for the years ended June 30, 2001, 2000 and 1999 were approximately $68, $113 and $55, respectively.

5.       FAIR VALUE OF FINANCIAL INSTRUMENTS

Unless otherwise indicated elsewhere in the notes to the consolidated financial statements, the carrying value of Chattanooga's financial instruments approximates fair value.

 6.      ACQUISITIONS

Effective May 11, 2001, Chattanooga purchased certain assets for an aggregate purchase price of $400. The acquisition was accounted for under the purchase method of accounting. The excess of the purchase price over the estimated fair value of the assets acquired of approximately $175 was allocated to goodwill.

7.       WARRANTS WITH REDEMPTION FEATURE

In connection with a guarantee from the majority shareholder to advance Chattanooga funds needed in the event of settlement of the suit with a minority shareholder (see Note 14) and a subordination agreement in the event of advancement of funds, Chattanooga issued 25,000 stock purchase warrants ("Warrants"). The Warrants were issued on July 30, 1999 at an initial value of $2.50 per Warrant. Each Warrant represents the right to purchase one share of Chattanooga's Class B nonvoting common stock at an exercise price of $4.00, until the expiration date of July 30, 2009. The fair value of the Warrants was not material. As of June 30, 2001, no Warrants had been exercised.

8.       COMMON STOCK AND STOCK OPTIONS

Chattanooga issued restricted Class B nonvoting common stock that is subject to various restrictions including restrictions on the sale, transfer, pledge or encumbrance of the stock. Employees become 100% vested in the restricted Class B nonvoting common stock after five years, at which time the shares awarded are transferred to the employees. There were 27,520 shares of restricted Class B nonvoting common stock outstanding at June 30, 2001 and 2000, all of which are fully vested.

Chattanooga established the Chattanooga Group Stock Option Plan (the "Plan") which provides, among other things, for the granting of stock options and restricted common stock to certain employees. The total number of shares that may be issued as restricted shares or as shares subject to option under the Plan shall not exceed 113,760 shares of Chattanooga's Class B nonvoting common stock. In January 2000, the Plan was terminated and all options authorized but not granted and all outstanding options were cancelled upon approval of the participants in the Plan.

Options granted had terms ranging from seven to ten years. Employees vested in options granted prior to 1993 at the rate of 50% after five years, 75% after six years and 100% after seven years. Employees vested in options granted after 1993 ratably over a three-to-five year period.

Effective July 25, 2000, Chattanooga adopted the Chattanooga Group, Inc. 2000 Stock Option Plan (the "2000 Plan") which provides, among other things, for the granting of stock options and restricted common stock to certain employees. The total number of shares that may be issued as restricted shares or as shares subject to option under the 2000 Plan is not to exceed 300,000 shares of Chattanooga's Class B nonvoting common stock.

Stock options granted under the plan are granted at the fair market value at the time of grant, vest immediately or ratably over a three or five year period, and expire 10 years from the grant date.

Chattanooga accounts for its stock-based compensation plan under APB No. 25, under which no compensation expense has been recognized as all employee stock options have been granted with an exercise price equal to or above the fair value of Chattanooga's common stock on the date of grant. Chattanooga adopted SFAS No. 123 for disclosure purposes only. For SFAS No. 123, the fair value of each employee option grant has been estimated as of the date of grant using the Minimum Value option pricing model and the following weighted average assumptions: risk-free interest rate of 5.67%, and 5.34% for 2001 and 1999, respectively, expected life of 10 years, and dividend rate of 0%. Had compensation cost been determined in accordance with SFAS No. 123, utilizing the assumptions detailed above, Chattanooga's pro forma net income (loss) would have been $3,663, $497 and $(570) for the years ended June 30, 2001, 2000 and 1999, respectively.

A summary of Chattanooga's stock option activity during the years ended June 30, 2001, 2000 and 1999 is as follows:

                                           2001                      2000                     1999
                                           ------------------------  -----------------------  ------------------------
                                                        Weighted                 Weighted                 Weighted
                                                        Average                  Average                  Average
                                           Shares       Price        Shares      Price        Shares      Price
                                          ---------    --------     ---------   ---------    ---------   --------
Outstanding at beginning of year                 0       $0.00        66,500       $6.67       72,400      $6.58
    Granted at fair value                  240,000        2.50             0        0.00            0       0.00
    Canceled or expired                     (2,000)       2.50       (66,500)       6.67       (5,900)      5.64
                                          ---------    --------     ---------    --------    ---------   --------
Outstanding at end of year                 238,000       $2.50             0       $0.00       66,500      $6.67
                                          ---------    --------     ---------    --------    ---------   --------
Exercisable at end of year                       0                         0                   66,500      $6.67
                                          ---------                 ---------                ---------   --------
Weighted average fair value of
  options granted                                        $1.06                     $0.00                   $0.00
                                                       --------                  --------                --------

9.       EMPLOYEE BENEFIT PLAN

Chattanooga maintains a 401(k) profit sharing plan (the "401(k) Plan") covering substantially all employees upon completion of six months of service, as defined. The 401(k) Plan allows for employees to contribute a portion of their compensation subject to certain limitations. Chattanooga may make discretionary contributions to the 401(k) Plan. Total discretionary contributions during 2001, 2000 and 1999 were $191, $184 and $169, respectively.

10.      DERIVATIVE FINANCIAL INSTRUMENTS

Interest rate swap agreements are used to manage well-defined interest rate risks. Under an interest rate swap agreement, Chattanooga has agreed with another party to exchange, at specified intervals, the difference between fixed rate and variable rate interest amounts calculated by reference to an agreed-upon notional amount. Under this agreement, Chattanooga receives interest payments at rates equal to USD Prime, and pays interest at the fixed rate shown below:

         Notional           Fixed Rate       Variable Rate
         Amount             Component        Component           Effective Date       Expiration Date
         ---------------    -------------    ----------------    -----------------    -----------------
         $3,047             9.44%            6.97%               March 20, 2001       August 1, 2004

Chattanooga is exposed to credit loss in the event of non-performance by the counterparty to its interest rate swap agreement. Chattanooga anticipates, however, that the counterparty will be able to fully satisfy their obligations under the contract. Chattanooga does not obtain collateral or other security to support financial instruments subject to credit risk, but monitors the credit-standing of the counterparty.

The fair value of the interest rate swap agreement is defined as the amount Chattanooga would receive or pay to relinquish itself from further obligations under the agreements. At June 30, 2001, Chattanooga estimates the amount it would pay to terminate the agreement approximates $117, which has been recorded as a liability in the accompanying consolidated balance sheet as of June 30, 2001.

As of June 30, 2001, management believes Chattanooga has met the hedge effectiveness requirements of SFAS No. 133. Accordingly, the fair value of the interest rate swap and changes in fair value has been recorded as a reduction of cumulative other comprehensive income (loss) in the consolidated balance sheet as of June 30, 2001.

11.      LEASES

The following is a schedule of future annual minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of June 30, 2001:

                          2002                 $157
                          2003                  102
                          2004                   52
                          2005                   12
                          2006                    3

Total rental expense under all leases for the years ended June 30, 2001, 2000 and 1999 was $184, $222 and $215, respectively.

12.      MANUFACTURING AND DISTRIBUTION RIGHTS

Chattanooga has various exclusive manufacturing and distribution agreements, which include earned royalty and minimum royalty arrangements. Total royalty expense during 2001, 2000 and 1999 was $140, $148 and $116, respectively.

13.      COMPREHENSIVE INCOME


Comprehensive income (loss) consisted of the following components for the years ended June 30, 2001, 2000 and 1999, respectively:

                                                                       2001       2000      1999
                                                                       ---------  --------  --------
                 Net income (loss)                                      $3,709      $504    $(556)
                 Currency translation adjustment                            (3)        0        5
                 Change in fair value of interest rate swap               (117)        0        0
                                                                       --------   -------   -------
                               Total                                    $3,589      $504    $(551)
                                                                       ========   =======   =======

14.      COMMITMENTS AND CONTINGENCIES

Chattanooga was a party to a Stock Purchase Agreement, pursuant to which a minority shareholder acquired from Chattanooga and other shareholders approximately 25% of the common stock of Chattanooga. The Stock Purchase Agreement provided the minority shareholder with a right to "put" the stock to Chattanooga at a price that was based upon the "fair market value" of Chattanooga as of September 12, 1996. The minority shareholder exercised its put option. However, Chattanooga and the minority shareholder were unable to reach an agreement on the fair market value of Chattanooga for the purpose of determining the purchase price of the shares subject to the put rights.

In accordance with the Stock Purchase Agreement, Chattanooga and the minority shareholder jointly retained the services of an arbitrator to determine the fair market value of Chattanooga. Chattanooga and the minority shareholder each submitted a valuation of Chattanooga as of September 12, 1996, and the arbitrator, after making an independent determination of value, selected the valuation submitted by Chattanooga as the value closest to their determination. This value then became the value for determining the purchase price of the shares subject to the put rights. The minority shareholder failed to convey the shares to Chattanooga and Chattanooga instituted a lawsuit on May 16, 1997 to obtain a declaratory judgment requiring the minority shareholder to comply with the terms of the Stock Purchase Agreement and for breach of contract.

On July 2, 1997, the minority shareholder filed an answer and counterclaim against Chattanooga, Chattanooga's principal shareholder, and a member of the Board of Directors, alleging causes of action by breach of contract, civil conspiracy and tortuous interference with contract. The minority shareholder requested declaratory judgment vacating the arbitration, and requested an award of damages in an amount not less than $15,000.

On February 1, 2001, Chattanooga reached a settlement which required a payment of $1,700 to the minority shareholder in return for the sale, assignment and transfer of 19,126 and 363,394 of Class A voting and Class B nonvoting shares, respectively. Chattanooga funded the settlement through borrowings under their revolving line of credit of $1,525, with the remaining $175 paid by Chattanooga's insurer.

Chattanooga is currently under review by the United States Department of Commerce ("Department") for Compliance with Export Administration Regulations of the Export Administration Act and Office of Foreign Asset Controls Regulations. In May 2001, the Department initiated inquiries and has concluded that certain limited violations occurred. Management asserts it was not aware of the violations when they occurred and has done everything in its power to avoid future violations.

Chattanooga is in the process of seeking a global administrative settlement of the matter. While the exact amount of the settlement is not known, management believes the settlement and related legal fees will be less than $300. This amount has been recognized as an operating expense in the current year and that amount, less legal fees paid, is included in other accrued liabilities in the consolidated balance sheet as of June 30, 2001. The total payout could ultimately be higher than Chattanooga's estimate (see Note 15).

Chattanooga is party to certain other legal proceedings incidental to its business. The ultimate disposition of these matters is not presently determinable but will not, in the opinion of management, have a material adverse effect on the financial statements.

Purchase Commitments

The following is a schedule of long-term purchase commitments for production components that have remaining noncancelable purchase commitments in excess of one year as of June 30, 2001:

                          2002                 $5,059
                          2003                  1,195

15.      SUBSEQUENT EVENTS

Subsequent to September 12, 2001, management increased the provision for the settlement and related legal fees for the investigation by the Department discussed in Note 14 to $600. This change in accounting estimate will be reflected as expense in subsequent financial statements.

On February 8, 2002, all of the issued and outstanding shares of Chattanooga were acquired by Encore Medical Corporation for a cash price of $31,500, which is subject to adjustment based on the change in net worth of Chattanooga between October 1, 2001 and February 8, 2002, and the repayment of certain Chattanooga debt approximating $5,000.

                CHATTANOOGA GROUP, INC. AND SUBSIDIARIES
                    UNAUDITED CONDENSED CONSOLIDATED
                             BALANCE SHEET
                           December 31, 2001
                   (In Thousands, Except Share Data)

                          ASSETS

Cash and cash equivalents                           $    556
Accounts receivable, net                               7,587
Inventories, net                                       7,984
Deferred tax assets                                      301
Prepaid expense and other current assets                 874
                                                   -----------
 Total Current Assets                                 17,302

Property, plant and equipment, net                     4,621
Intangible assets, net                                   349
Other noncurrent assets                                   54
                                                   -----------

 Total Assets                                       $ 22,326
                                                   ===========

           LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                                    $  2,278
Accrued liabilities                                    3,515
Current portion of long-term debt                      1,515
                                                   -----------
 Total Current Liabilities                             7,308

Capital lease payable                                     34
Notes payable                                          4,369
Other long term liabilities                              329
                                                   -----------
 Total Liabilities                                    12,040

Total Stockholders' Equity                            10,286
                                                   -----------

 Total Liabilities and Stockholders' Equity         $ 22,326
                                                   ===========

                    CHATTANOOGA GROUP, INC. AND SUBSIDIARIES
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   Six Months Ended December 31, 2001 and 2000
                                 (In Thousands)

                                                                           2001          2000
                                                                    ------------------------------
   Sales                                                                  $26,070     $23,100
   Cost of sales                                                           15,233      14,789
                                                                    ------------------------------
   Gross margin                                                            10,837       8,311

   Operating expenses:
       Research and Development                                               682         693
       Selling, General & Administrative                                    5,786       5,211
                                                                    ------------------------------
   Total operating expenses                                                 6,468       5,904
                                                                    ------------------------------

   Operating income                                                         4,369       2,407

   Other expense, net                                                         815         398
                                                                    ------------------------------
   Income before taxes                                                      3,554       2,009
   Provision for income taxes                                                 891          94

                                                                    ------------------------------
   Net income                                                             $ 2,663     $ 1,915
                                                                    ==============================

                    CHATTANOOGA GROUP, INC. AND SUBSIDIARIES
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                   Six Months Ended December 31, 2001 and 2000
                                 (In Thousands)

                                                                            2001         2000
                                                                        --------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                               $  2,663     $ 1,915
 Adjustments to reconcile net income to net cash provided by (used in)
      operating activities:
         Depreciation and amortization                                        576         659
         Changes in operating assets and liabilities:
                  Accounts receivable                                      (1,381)     (1,409)
                  Inventories                                                (390)        (96)
                  Deferred tax assets                                        (250)          -
                  Prepaid expense and other current assets                   (291)         (6)
                  Accounts payable and accrued liabilities                 (1,001)        607
                                                                        --------------------------
   Net cash provided (used in) by operating activities                        (74)      1,670

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets                                                    (225)       (233)
                                                                        --------------------------
Net cash used in investing activities                                        (225)       (233)

CASH FLOWS FROM FINANCING ACTIVITIES:

Net borrowings / (repayments) on line of credit                               965      (1,019)
Payments under long term obligations                                         (512)       (327)
                                                                        --------------------------
Net cash provided by (used in) financing activities                           453      (1,346)

Net increase in cash and cash equivalents                                     154          91

Cash and cash equivalents at beginning of year                                402         564
                                                                        --------------------------

Cash and cash equivalents at end of year                                 $    556     $   655
                                                                        ==========================

                    CHATTANOOGA GROUP, INC. AND SUBSIDIARIES
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2001
                                 (In Thousands)

1.       BASIS OF PRESENTATION

The accompanying condensed consolidated financial statements include the accounts of Chattanooga Group, Inc. and its wholly owned subsidiaries (individually and collectively referred to as "Chattanooga"). All significant intercompany balances and transactions have been eliminated in consolidation. The unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended December 31, 2001 are not necessarily indicative of the results that may be expected for the year ended June 30, 2002. For further information, refer to the audited financial statements and notes thereto for Chattanooga included elsewhere herein.

2.       EARNINGS PER SHARE

Chattanooga does not report earnings per share as it is a privately held concern.

3.       INVENTORIES

Inventories at December 31, 2001 are as follows (in thousands):

                                                          December 31, 2001
                                                         --------------------
         Raw materials                                            $3,834
         Work in process                                           1,707
         Finished goods                                            3,210
         Less-inventory reserves                                    (768)
                                                         --------------------
         Total                                                    $7,984
                                                         ====================

4.       COMPREHENSIVE INCOME

The components of comprehensive income for the six months ended December 31, 2001 and 2000 are as follows (in thousands):

                                                                       2001            2000
                                                                  ---------------------------------
         Net income                                                  $  2,663        $  1,915
         Change in fair value of interest rate swap                       (58)               -
                                                                  ---------------------------------
                                  Total                              $  2,605        $  1,915
                                                                  =================================

5.       COMMITMENTS AND CONTINGENCIES

Chattanooga is currently under review by the United States Department of Commerce ("Department") for Compliance with Export Administration Regulations of the Export Administration Act and Office of Foreign Asset Controls Regulations. In May 2001, the Department initiated inquiries and has concluded that certain limited violations occurred. Management asserts it was not aware of the violations when they occurred and has done everything in its power to avoid future violations.

Chattanooga is in the process of seeking a global administrative settlement of the matter. While the exact amount of the settlement is not known, management believes the settlement and related legal fees will be less than $600. Of this amount, $300 has been recognized as an operating expense in the period ended December 31, 2001. As of December, 31, 2001, Chattanooga has approximately $275 included in other accrued liabilities in the consolidated balance sheet related to this contingency, which represents the total estimated settlement of $600 less legal fees paid to date. The total payout could ultimately be higher than Chattanooga's estimate.

Chattanooga is party to certain other legal proceedings incidental to its business. The ultimate disposition of these matters is not presently determinable but will not, in the opinion of management, have a material adverse effect on the financial position and results of operations.

6.       SUBSEQUENT EVENTS

On February 8, 2002, Encore Medical Corporation ("EMC") acquired all of the issued and outstanding shares of capital stock of Chattanooga pursuant to a Stock Purchase Agreement for a cash purchase price of $31,500. This price is subject to adjustment, if any, based on the change in the net worth of Chattanooga between October 1, 2001 and February 8, 2002.

Subsequent to December 31, 2001, Chattanooga repaid approximately $965 of the outstanding notes payable. Additionally, in connection with this acquisition, EMC paid off the outstanding balances of the majority of Chattanooga's remaining debt approximating $5,000 as of February 8, 2002.